$250,000.00                                                  September 6, 1996

                                 PROMISSORY NOTE




                  FOR VALUE RECEIVED, COSMETIC SCIENCES, INC. ("Maker"), promises to pay to the order of ARBOR HOME HEALTHCARE HOLDING LLC ("Holder"), the principal amount of Two Hundred Fifty Thousand ($250,000) Dollars, in lawful money of the United States of America, together with interest at the Prime Rate (as quoted in the Wall Street Journal) plus 3% per annum from the date hereof on the outstanding balance hereof until payment in full. The Prime Rate shall be determined and adjusted monthly, commencing with the date hereof. The Prime Rate on the date hereof is 8.25%. All unpaid and accrued interest and principal shall be payable in full on October 6, 1996; provided, however, that this Note shall be due and payable prior to October 6, 1996, immediately upon the release of that certain $650,000 being held in escrow pursuant to the Stock Purchase Agreement dated June 30, 1996 between Maker, Holder and Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., as Escrow Agent ("MLG"), as amended August 16, 1996 (the "Stock Purchase Agreement"). If this Note has not been fully repaid prior to such release, Maker hereby directs MLG to pay the amounts held in such escrow directly to Holder on Maker's behalf in such amounts as necessary to satisfy this Note in full, and only thereafter to disburse the balance of the amounts of said escrow to Maker, and this direction shall constitute a modification of said Stock Purchase Agreement, which is acknowledged by MLG and Holder pursuant to Annex A hereto. All payments made pursuant to this Note shall first be applied against accrued interest on the principal balance hereof and any remaining amounts in reduction of the principal balance hereof.

                  All payments shall be made for the account of Holder, at its offices, 333 Earle Ovington Blvd., Uniondale, New York, 11553, or at such other place as Holder shall hereafter designate.

                  The obligation evidenced by this Note is entitled to the benefit of the security described in that certain Receivables Security Agreement dated September 6, 1996 from Maker to Holder
(the "Receivables Security Agreement").

                  At its option, Maker may prepay the unpaid balance hereof in part or in full at any time and from time to time without premium or penalty of any kind. Partial prepayments shall be applied first to the payment of accrued interest and then to prepayment of principal in the inverse order of the installments hereunder.


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




                  The entire unpaid balance of this Note shall immediately be due and payable, at the option of Holder hereof, upon the occurrence of any one or more of the following events of default ("Events of Default"):

     (a) default in the payment of any payment due hereunder, or any other amounts due from Maker to Holder, for a period of five (5) days after the same has become due and payable and Maker hereby waives any Notice of Default.

     (b) default in the performance or observance by Maker of any covenant, condition or provision of this Note, any other note executed by Maker to Holder, or of the Receivables Security Agreement, beyond the applicable period of cure, if any, provided herein or therein; or

     (c) if a court having jurisdiction in the premises enters a decree or order for relief in respect of Maker in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Maker or for any substantial part of its property, which decree for relief remains unstayed and in effect for more than sixty (60) consecutive days; or

     (d) if Maker commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of any order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of Maker or for any substantial part of its property, or makes any general assignment for the benefit of creditors.

                  In the event of any such Event of Default, the entire principal sum of this Note shall become immediately due and payable, at the option of Holder. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of the same or any subsequent default.

                  Upon the occurrence of any Event of Default, Holder may protect and enforce his rights by suit in equity, by action at law, or by other appropriate proceedings (whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power or right granted by this Note), or enforce the payment of this Note or any other legal or equitable right.

                  No delay on the part of Holder in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. Enforcement by Holder of any security for the payment hereof shall not constitute any election of remedies so as to preclude the exercise of any other remedy by Holder.

                  Except as set forth in the proceeding paragraph, all stipulations and agreements set forth herein by or on behalf of Maker or Holder shall bind the successors and assigns of such party, and shall inure to the benefit of Maker or Holder, as the case may be, and their respective successors and assigns.

                  Any notice to be given to or served upon Maker or Holder must be in writing and may be given by personal delivery or by certified or registered mail and shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notices shall be given to the parties hereto at the addresses set forth below. Any party hereto may, at any time, by giving five (5) days' written notice to the other party hereto, designate any other address in substitution of the following address to which such notice shall be given:

                  To Holder:

                  Arbor Home HealthCare Holding LLC
                  333 Earle Ovington Blvd.
                  Uniondale, New York  11553

                  With a copy to:

                  Richard A. Lippe, Esq.
                  Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. 190 Willis Avenue
                  Mineola, New York  11501

                  To Maker:

                  Cosmetic Sciences, Inc.
                  One Old Country Road
                  Suite 335
                  Carle Place, New York  11514

                  With a copy to:

                  Richard Lane, Esq.
                  One Old Country Road
                  Suite 430
                  Carle Place, New York  11514

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





                  If any provision hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  In the Event of Default hereunder and where this Note is given to an attorney for collection, or if this Note shall be collected in whole or in part through legal proceedings of any nature, Maker agrees to pay, in addition to the unpaid principal and interest hereof, reasonable attorneys' fees and all expenses incurred in connection with the collection of the amounts due hereunder. In addition, in the Event of Default hereunder, interest thereafter shall accrue hereunder at the maximum rate permitted by law.

                  Maker hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed this Note on the date set forth above.

                                    COSMETIC SCIENCES, INC. (MAKER)


                                       By:/s/Joseph Heller
                                          Joseph Heller, Vice President

                                            ANNEX A TO PROMISSORY NOTE


         The undersigned, Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. ("MLG") and Arbor Home HealthCare Holding LLC, hereby acknowledge and agree that the certain Stock Purchase Agreement dated June 30, 1996, as amended August 16, 1996 (the "Stock Purchase Agreement") has been further amended as provided in the Promissory Note to which this document constitutes Annex A.

         This amendment provides that certain proceeds of the escrow being maintained by MLG pursuant to the Stock Purchase Agreement are to be released to Arbor Home HealthCare Holding LLC under the terms and conditions specified in said Promissory Note. Such release direction supersedes the release direction set forth in the Stock Purchase Agreement.

Agreed to and Acknowledged:


MELTZER, LIPPE, GOLDSTEIN, WOLF &
 SCHLISSEL, P.C., as Escrow Agent



By:/s/ David I. Schaffer



ARBOR HOME HEALTHCARE HOLDING LLC



By:/s/ Ivan Kaufman
      Ivan Kaufman, Member




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